UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
 _____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 13, 2013
  _____________________________________
HUNTINGTON INGALLS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)
(757) 380-2000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)  On December 13, 2013, Huntington Ingalls Industries, Inc. (the “Company”) announced that Irwin F. Edenzon, Corporate Vice President and President, Ingalls Shipbuilding, will retire from his position effective April 1, 2014. In connection with Mr. Edenzon’s retirement, the Compensation Committee of the Company’s Board of Directors approved an amendment of the terms and conditions of Mr. Edenzon’s Restricted Performance Stock Rights (“RPSRs”) to provide for immediate vesting of the RPSRs at the time of his retirement from the Company, subject to continuation of the performance periods through the respective remaining terms of the performance periods (2014, 2015 and 2016), as set forth in the terms and conditions of the RPSRs. Mr. Edenzon will remain with the Company in a non-executive officer position to assist with transition until his retirement from the Company effective December 1, 2014. The foregoing discussion of the amendment of the terms and conditions of Mr. Edenzon’s RPSRs is qualified by reference to the full text of the Amendment, which is filed as an exhibit to this Form 8-K and incorporated by reference.

A copy of the press release announcing the foregoing actions is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Item 8.01.	Other Events.

Majority Voting Policy

On December 13, 2013, the Board of Directors (the “Board”) of the Company amended the Company’s Corporate Governance Guidelines to include a majority voting policy for uncontested director elections. Under the new policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election in an uncontested election of directors must tender to the Board his or her offer of resignation within five days following certification of the stockholder vote. The Governance and Policy Committee of the Board will promptly consider the resignation offer and make a recommendation to the Board, and the Board will act on the recommendation within 90 days following certification of the stockholder vote.

This description of the amendment to the Corporate Governance Guidelines is only a summary. The full text of the amended and restated Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website at ir.huntingtoningalls.com.

Proposed Elimination of Most Supermajority Voting Standards

On December 13, 2013, the Board determined to propose that stockholders approve, at the Company’s 2014 annual meeting of stockholders, elimination of most supermajority voting requirements in the Company’s Restated Certificate of Incorporation (the “Charter”). The Charter currently requires the vote of 66 2/3% of the voting power of outstanding shares of common stock to (i) remove directors from the Board and (ii) amend certain provisions of the Charter and the Company’s Restated Bylaws (the “Bylaws”). The proposal would result in the amendment of the Charter to reduce this required vote to a majority of the voting power of outstanding shares of common stock, except for amendments to the provisions of the Charter and Bylaws relating to (a) stockholder action by written consent and (b) indemnification and exculpation of directors and officers, which would continue to require the vote of 66 2/3% of the voting power of outstanding shares of common stock.

Important Information for Stockholders

This communication does not constitute a solicitation of any vote or approval. The Company will be filing its proxy statement for the 2014 annual meeting that will contain important information relating to the proposals described above that should be read carefully before any decision is made with respect to these proposals. The proxy statement for the 2014 annual meeting will be available once it has been filed with the Securities and Exchange Commission in the Investor Relations section of the Company’s website at ir.huntingtoningalls.com and on the Securities and Exchange Commission’s EDGAR website at www.sec.gov. The directors and officers of the Company may be deemed "participants" in a solicitation of proxies from stockholders of the Company in connection with the matters to be considered at the 2014 annual meeting. Information regarding the persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation will be set forth in the definitive proxy statement for the 2014 annual meeting. In addition, you can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2012.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Terms and Conditions Applicable to 2012, 2013 and 2014 Restricted Performance Stock Rights of Irwin F. Edenzon.
99.1	Press Release, dated December 13, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: December 17, 2013	By:	/s/ Bruce N. Hawthorne
Bruce N. Hawthorne
Corporate Vice President, General Counsel and Secretary